SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-3145972

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statement file number to which this form relates: 333-131266

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Global Medium-Term Notes, Series F, 10% SPARQS® due December 20, 2007 (Mandatorily Exchangeable for Shares of Common Stock of Apple Computer, Inc.)	THE AMERICAN STOCK EXCHANGE LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of the Registrant’s Securities to be Registered.

     The title of the class of securities to be registered hereunder is: “Global Medium-Term Notes, Series F, 10% Stock Participation Accreting Redemption Quarterly-pay Securitiessm due December 20, 2007 (Mandatorily Exchangeable for Shares of Common Stock of Apple Computer, Inc.)” (the “SPARQS®”). A description of the SPARQS is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-3ASR (Registration No. 333-131266) (the “Registration Statement”), as supplemented by the information under the caption “Description of SPARQS” in the prospectus supplement for SPARQS dated January 25, 2006 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated November 22, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

      The following documents are filed as exhibits hereto:

      4.1 Proposed form of Global Note evidencing the SPARQS.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date:	November 22, 2006	By:	/s/ Jeanne E. Greeley

			Name:	Jeanne E. Greeley
			Title:	Assistant Secretary and Counsel

INDEX TO EXHIBITS

Exhibit No.		Page No.

4.1	Proposed form of Global Note evidencing the SPARQS	A-1